Exhibit 99.1

FOR IMMEDIATE RELEASE

Waters Corporation Appoints Richard Fearon

to Board of Directors

MILFORD, Mass. – March 28, 2023 – Waters™ Corporation (NYSE:WAT) today announced the appointment of Richard Fearon to its Board of Directors, effective March 27, 2023. Mr. Fearon is the former Vice Chairman and Chief Financial and Planning Officer of Eaton Corporation, a multinational power management company.

“Rick’s expertise is at the intersection of financial excellence, strategic development and transformation, which are the key pillars of Waters’ growth plan. We are confident that Rick’s unique skillset will complement our Board well and we look forward to benefiting from his insights as we continue to drive value for shareholders,” said Dr. Flemming Ornskov, Chairman of the Board.

Dr. Udit Batra, CEO and President, Waters Corporation, said, “As we execute the next phase of our strategy to accelerate value creation and generate faster growth, Rick’s deep financial and operational leadership across global organizations will help enhance Waters’ competitive position. I look forward to welcoming Rick to the Waters team at this exciting time for the Company.”

“Waters has successfully transformed its business and demonstrated consistent commercial momentum and growth across the portfolio. I am eager to join the Board and contribute to the important efforts underway,” said Mr. Fearon.

As previously disclosed, Edward Conard, a director since 1994, will retire from the Waters Board at the Company’s 2023 Annual Meeting. Following the Meeting, the Board will be comprised of nine members, three of whom have been appointed in the last year.

Dr. Ornskov concluded, “On behalf of the entire Board, I want to extend my appreciation to Ed for his longstanding leadership and commitment to Waters. Ed has been part of the Waters story since the Company’s IPO and his extensive financial, accounting and business insights have been integral to our evolution and Waters’ position today as a global leader.”

Dr. Batra added, “Ed has contributed to the success of Waters for close to 30 years. Under his guidance, shareholders have seen the Waters stock increase 80-fold, delivering an annual return of approximately 18%. I have also personally benefited from his deep economic insights, incisive analytical approach and most of all from his mentorship and camaraderie in the last two and a half years.”

Mr. Fearon previously served as Vice Chairman and Chief Financial and Planning Officer of Eaton Corporation. Prior to joining Eaton in 2002, Mr. Fearon served in senior corporate and strategic planning roles at several large, diversified companies, including the Transamerica Corporation, NatSteel and the Walt Disney Company. Mr. Fearon received a A.B. in Economics from Stanford University, an M.B.A. from Harvard Business School and a J.D. from Harvard Law School.

Additional Resources

•	Learn more about the Waters Corporation Board of Directors

•	Follow and connect with Waters via LinkedIn, Twitter, and Facebook

About Waters Corporation (www.waters.com)

Waters Corporation (NYSE:WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, and food sciences for over 60 years. With more than 8,200 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events, including statements regarding Mr. Fearon’s appointment. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Actual future results and events may differ significantly from the results and events discussed in the forward-looking statements within this release for a variety of reasons, including the factors that are discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2022 as filed with the Securities and Exchange Commission (“SEC”), as updated by the Company’s subsequent filings with the SEC. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

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Waters is a trademark of Waters Corporation.

Contact:

Kevin Kempskie

Senior Director, Public Relations

Waters Corporation

kevin_kempskie@waters.com

+1 508-482-2814